EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the (a) Registration Statement of PEDEVCO Corp. (the “Company”) on Form S-8 (File No. 333-227566), (b) Registration Statement of the Company on Form S-8 (as amended)(File No. 333-192002), (c) Registration Statement of the Company on Form S-3 (File No. 333-250904), (d) Registration Statement of the Company on Form S-8 (File No. 333-201098), (e) Registration Statement of the Company on Form S-8 (File No. 333-207529), (f) Registration Statement of the Company on Form S-8 (File No. 333-215349), (g) Registration Statement of the Company on Form S-8 (File No. 333-222335), (h) Registration Statement of the Company on Form S-8 (File No. 333-233525), and (i) Registration Statement of the Company on Form S-8 (File No. 333-259248), of our report dated March 11, 2022, with respect our audits of the consolidated financial statements of PEDEVCO Corp., as of December 31, 2021 and 2020, and for the years then ended, which report is included in the Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2021.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

March 11, 2022